Exhibit 4.2

SECOND SUPPLEMENT AND AMENDMENT TO INDENTURE OF TRUST

BETWEEN

PARISH OF ST. JAMES, STATE OF LOUISIANA

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

DATED AS OF JULY 15, 2024

$100,000,000

(original principal amount)

PARISH OF ST. JAMES, STATE OF LOUISIANA

REVENUE BONDS

(NUSTAR LOGISTICS, L.P. PROJECT)

SERIES 2010

TABLE OF CONTENTS

*  *  *  *  *  *

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.	Definitions	2

ARTICLE II

MISCELLANEOUS

SECTION 2.01.	Ratification and Confirmation	2
SECTION 2.02.	Representations and Warranties of the Issuer	2
SECTION 2.03.	Execution and Counterparts	2
SECTION 2.04.	Applicable Law	2
SECTION 2.05.	Interdependence with the Original Indenture	2
SECTION 2.06.	Severability	3
SECTION 2.07.	Dating	3
SECTION 2.08.	Agreement	3

ARTICLE III

AMENDMENT TO ARTICLE XIII OF THE ORIGINAL INDENTURE

SECTION 3.01.	Notices	3

ARTICLE IV

ADDITIONAL GUARANTORS
SECTION 4.01.	Additional Guarantors	3

*  *  *  *  *  *

i

SECOND SUPPLEMENT AND AMENDMENT TO INDENTURE OF TRUST

THIS SECOND SUPPLEMENT AND AMENDMENT TO INDENTURE OF TRUST is made and entered into as of July 15, 2024 (the “Second Supplemental Indenture”) between the PARISH OF ST. JAMES, STATE OF LOUISIANA (the “Issuer”), a political subdivision of the State of Louisiana created and existing under the Constitution and Laws of the State of Louisiana, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association and successor trustee to U.S. Bank National Association, as trustee (the “Trustee”);

W I T N E S S E T H :

WHEREAS, pursuant to an Indenture of Trust dated as of July 1, 2010 (the “Original Indenture”, as amended and supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, collectively, the “Indenture”), by and between the Issuer and the Trustee, the Issuer issued its Revenue Bonds (NuStar Logistics, L.P.) Series 2010 (the “Series 2010 Bonds”) in the original principal amount of $100,000,000, all of which are currently outstanding, for the purpose of acquiring, constructing and installing an addition of approximately 3 million barrels of crude storage capacity composed of 4 tanks with approximately 370,000 shell barrels each, 2 tanks with approximately 680,000 shell barrels each and 1 tank with approximately 150,000 shell barrels; piping to connect the new tanks to existing tanks, docks and third-party pipelines; roads; electrical work; fire protection and dikes located at the NuStar St. James Terminal on the west bank of the Mississippi River at mile marker 159.9 in the Parish of St. James, Louisiana (the “Project”) and, pursuant to a Lease Agreement dated as of July 1, 2010 (the “Original Agreement”), as amended and supplemented by the First Supplemental Lease Agreement, by and between the Issuer and NuStar Logistics, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the “Company”), the Issuer leased the Project to the Company; and

WHEREAS, the Company desires to add Sunoco LP and additional entities as additional guarantors of the Series 2010 Bonds which necessitates the execution and delivery of certain amendatory documents, including but not limited to this Second Supplemental Indenture; and

WHEREAS, Section 11.01(c) of the Original Indenture permits the execution and delivery of a Supplemental Indenture to make a change to the Original Indenture to subject the Original Indenture to additional revenues, properties or collateral; and

WHEREAS, the Company has requested the Issuer to enter into this Second Supplemental Indenture amending and supplementing the Original Indenture for the purpose of revising certain provisions, including but not limited to the addition of Sunoco LP and additional entities as additional guarantors of the Series 2010 Bonds; and

WHEREAS, the Agreement is being supplemented and amended on the date hereof in accordance with the Indenture (the “Second Supplemental Lease Agreement”); and

WHEREAS, pursuant to Section 11.03 of the Original Indenture, the Company has consented to the amendments to the Original Indenture contained herein; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and of the mutual benefits, covenants and agreements herein expressed, the Issuer and the Trustee hereby agree as follows:

1

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01. Definitions. The following terms are added as defined terms or are amendments to defined terms used in the Original Indenture:

“Additional Guarantors” means Sunoco LP, a Delaware limited partnership, and the additional guarantors listed on Exhibit A to the Second Supplemental Lease Agreement, until a successor Additional Guarantor shall have become such pursuant to the applicable provisions of the Guarantees, and thereafter “Additional Guarantors” shall mean or include each Person who is then an Additional Guarantor thereunder.

“Agreement” means the Original Agreement, as amended by the First Supplemental Lease Agreement and Second Supplemental Lease Agreement, and any amendments and supplements thereto.

“Second Supplemental Indenture” means this Second Supplement and Amendment to Indenture of Trust dated as of July 15, 2024 between the Issuer and the Trustee.

“Second Supplemental Lease Agreement” means the Second Supplement and Amendment to Lease Agreement dated as of July 15, 2024 between the Issuer and the Company.

“Guarantees” means collectively the guarantees of the Parent Guarantor and the Affiliate Guarantor, any other future subsidiary guarantors, all as set forth in Exhibit A to the First Supplemental Lease Agreement, and the Additional Guarantors.

“Indenture” means the Original Indenture, as amended by the First Supplemental Indenture and Second Supplemental Indenture, and any amendments or supplements thereto.

ARTICLE II

MISCELLANEOUS

SECTION 2.01. Ratification and Confirmation. Except as expressly modified by this Second Supplemental Indenture, the Original Indenture in all other respects is hereby ratified and confirmed and shall remain in full force and effect.

SECTION 2.02. Representations and Warranties of the Issuer. The representations and warranties of the Issuer and the Trustee set forth in the Original Indenture, as amended and supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, are hereby confirmed as of the date of this Second Supplemental Indenture.

SECTION 2.03. Execution and Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 2.04. Applicable Law. This Second Supplemental Indenture is prepared and entered into with the intention that the law of the State of Louisiana shall govern its construction.

SECTION 2.05. Interdependence with the Original Indenture. Upon the execution of this Second Supplemental Indenture, the Original Indenture shall be modified in accordance herewith, and this Second Supplemental Indenture shall form a part of the Original Indenture for all purposes and every Bondholder of Bonds theretofore or thereafter authenticated and delivered shall be bound thereby. Any default by the Issuer under the Original Indenture shall be deemed to be a default under this Second Supplemental Indenture as well, and vice versa.

2

SECTION 2.06. Severability. If any clause, paragraph or part of this Second Supplemental Indenture for any reason shall be finally adjudged by any court of competent jurisdiction to be unconstitutional or invalid, such judgment shall not affect, impair or invalidate the remainder of this Second Supplemental Indenture but shall be confined in its operation to the clause, sentence, paragraph, or any part thereof directly involved in the controversy in which such judgment has been rendered.

SECTION 2.07. Dating. The dating of this Second Supplemental Indenture is intended as and for the convenience of identification of this Second Supplemental Indenture and is not intended to indicate that this Second Supplemental Indenture was executed and delivered on said date. This Second Supplemental Indenture was executed and delivered and became effective on July 15, 2024.

SECTION 2.08. Agreement. All references in the Indenture to the Agreement shall mean and include the Second Supplemental Lease Agreement as defined herein in Section 1.01.

ARTICLE III

AMENDMENT TO ARTICLE XIII OF THE ORIGINAL INDENTURE

SECTION 3.01. Notices. The addresses for the Company and the Additional Guarantors contained in Section 13.04 of the Original Indenture are hereby amended as follows:

If to the Company and the Additional Guarantors:	Sunoco LP 8111 Westchester Drive, Suite 400 Dallas, TX 75225 Attention: Edward Pak

ARTICLE IV

ADDITIONAL GUARANTORS

SECTION 4.01. Additional Guarantors. The Additional Guarantors are appearing in this Second Supplemental Indenture to confirm their agreement to be an Additional Guarantor with respect to all obligations of the Company under the Agreement.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Second Supplement and Amendment to Indenture of Trust to be executed in their respective corporate names and attested by their duly authorized officers and have caused their corporate seals to be hereunto affixed, all as of the day and year first written above.

PARISH OF ST. JAMES, STATE OF LOUISIANA

By:	/s/ Pete Dufresne
Parish President

ATTEST:

By:	/s/ Linda Hubbell
Secretary, Parish Council

(SEAL)

[Signature Page to Second Supplement and Amendment to Indenture of Trust – Series 2010]

SUNOCO LP
By:	Sunoco GP LLC, its general partner

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

ALOHA PETROLEUM LLC

By:	/s/ Brian A. Hand
Name:	Brian A. Hand
Title:	President

ALOHA PETROLEUM, LTD.
By:	the Board of Directors

/s/ Robert S. Hood
Robert S. Hood

/s/ Brian A. Hand
Brian A. Hand

/s/ Edward S. Pak
Edward S. Pak

SUNMARKS, LLC
By:	Sunoco Retail LLC, its sole member

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SUNOCO, LLC
By: Sunoco LP, its sole member
By: Sunoco GP LLC, its general partner

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

[Signature Page to Second Supplement and Amendment to Indenture of Trust – Series 2010]

SUNOCO FINANCE CORP.

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SUNOCO NLR LLC
SUNOCO MIDSTREAM LLC
By:	Sunoco Refined Products LLC, its sole member

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SUNOCO REFINED PRODUCTS LLC
SUNOCO RETAIL LLC
By:	Sunoco, LLC, its sole member

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

NUSTAR PIPELINE PARTNERS L.P.
By:	NuStar Pipeline Company, LLC, its general partner
By:	LegacyStar Services, LLC, its sole member
By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

[Signature Page to Second Supplement and Amendment to Indenture of Trust – Series 2010]

NUSTAR PERMIAN HOLDINGS, LLC
By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

NUSTAR LOGISTICS, L.P.
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

NUSTAR ENERGY L.P.
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.
By:	NuStar Pipeline Company, LLC, its general partner
By:	LegacyStar Services, LLC, its sole member
By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

[Signature Page to Second Supplement and Amendment to Indenture of Trust – Series 2010]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Felicia H Powell
Authorized Officer

[Signature Page to Second Supplement and Amendment to Indenture of Trust – Series 2010]